Exhibit 99.1

West Pharmaceutical Services to Present at the CJS Securities Investor Conference

LIONVILLE, Pa., Aug 06, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- West Pharmaceutical Services, Inc. (NYSE: WST) today announced that William Federici, Vice President and Chief Financial Officer, and Michael Anderson, Vice President and Treasurer, of West Pharmaceutical Services, Inc., will be presenting at the CJS Securities 8th Annual Summer "New Ideas" Small-Cap Investor Conference in White Plains, NY, on August 12, 2008. A copy of the Company's presentation from the conference will be available through the Investor link of the Company's website, www.westpharma.com.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.